AMENDMENT NO. 2 TO THE AMENDED AND RESTATED
                        INVESTORS' RIGHTS AGREEMENT

This AMENDMENT NO. 2 TO THE AMENDED AND RESTATED
INVESTORS' RIGHTS AGREEMENT (this "Amendment No. 2 to the Amended and
Restated Investors' Rights Agreement") is made as of the 23 day of July, 2003, by and among OPTIMARK INNOVATIONS INC., f/k/a OTSH, Inc., a Delaware corporation (the "Company"), OPTIMARK HOLDINGS, INC., a Delaware corporation ("Holdings"), OPTIMARK, INC., a Delaware corporation
("OptiMark"), DRAPER FISHER JURVETSON EPLANET VENTURES, L.P., a
Cayman Islands limited partnership ("ePlanet Ventures"), DRAPER
FISHER JURVETSON EPLANET PARTNERS FUND, LLC, a California limited liability company ("ePlanet Partners") and DRAPER FISHER JURVETSON EPLANET VENTURES GmBH & CO. KG., a German partnership ("ePlanet KG"), SOFTBANK CAPITAL PARTNERS LP, a Delaware limited partnership ("Capital Partners"), SOFTBANK CAPITAL LP, a Delaware limited partnership ("SOFTBANK Capital"), and
SOFTBANK CAPITAL ADVISORS FUND LP, a Delaware limited partnership ("Capital Advisors"). For purposes of this Agreement: (i) each of Capital Partners, SOFTBANK Capital, and Capital Advisors may be referred to as a "SOFTBANK Entity" and, collectively, as the "SOFTBANK Entities;" (ii) each of ePlanet Ventures ePlanet Partners and ePlanet KG may be referred to as an "ePlanet Entity" and, collectively, as the "ePlanet Entities"; and
(iii) the Company, Holdings, OptiMark, each ePlanet Entity and each SOFTBANK Entity are sometimes hereinafter referred to individually as a "Party" and collectively as the "Parties."

WHEREAS, the Parties are party to that certain (i) Amended and Restated Investors' Rights Agreement, dated as of May 3, 2002, and Amendment No. 1 to such Amended and Restated Investors' Rights Agreement, dated as of February 6, 2003 ("Amendment No. 1 to the Amended and Restated Investors' Rights Agreement" and collectively with the Amended and Restated Investors' Rights Agreement, dated as of May 3, 2002, the "Amended and Restated Investors' Rights Agreement");

WHEREAS, pursuant to that certain Loan Agreement, dated as of July
23, 2003, by and among the SOFTBANK Entities, Holdings, OptiMark and the Company (solely with respect to Section 3.5 thereof) (the "Loan Agreement"), the SOFTBANK Entities have agreed to extend credit to Holdings in the principal amount of $940,000 (the "Loan"); and

WHEREAS, in accordance with the terms of Section 3.5 of the Loan
Agreement, upon maturity of the Loan, the SOFTBANK Entities may elect, in their sole discretion, to have a portion of the Loan repaid by decreasing the number of shares of the Company's Common Stock held by the SOFTBANK Entities that Holdings has the right or is required to reacquire pursuant to Sections 5.2, 5.4 and 5.5 of the Amended and Restated Investors' Rights Agreement
(the "Revised Call Rights"); and

WHEREAS, in connection with the Revised Call Rights, the Parties have agreed to enter into this Amendment No. 2 to the Amended and Restated Investors' Rights Agreement.

NOW, THEREFORE, in consideration of the premises and mutual agreements contained herein, and for good and valuable consideration, the receipt and adequacy of which is hereby acknowledged, the Parties agree to amend the Amended and Restated Investors' Rights Agreement as follows:

1.	Defined Terms.  Except as defined herein, capitalized terms used herein shall have the meanings ascribed to such terms in the Amended and Restated Investors' Rights Agreement.

2.	Amendment of Section 5.2(a) of the Amended and Restated
Investors' Rights Agreement. The first sentence of Section 5.2(a) of the Amended and Restated Investors' Rights Agreement is hereby amended by deleting it in its entirety and replacing it with the following:

"(a)	First Call Right.  Commencing on September 23,
2003 and continuing until September 30, 2003 (the "First
Call Exercise Period"), the Independent Committee, in its sole discretion, shall have the right to require each of the SOFTBANK Entities to sell to Holdings (the "First Call
Right") 100 shares of the Common Stock held by the SOFTBANK Entities (as appropriately adjusted for stock splits, reverse stock splits and stock dividends) in exchange for an aggregate consideration of (i) US$125,000 and (ii) 16,667 shares of authorized but unissued shares of the Series E Preferred Stock; provided, however, that (i) in accordance with Section 3.5(a)(ii) of that certain Loan Agreement, by and among the SOFTBANK Entities, Holdings, OptiMark and the Company (solely with respect to Section 3.5 thereof), dated as of February 6, 2003 (the "Original Loan Agreement"), pursuant to which the SOFTBANK Entities have agreed to extend credit to Holdings in the principal amount of $940,000 (the
"Original Loan"), the SOFTBANK Entities may elect, in their sole discretion, to have the principal amount of the Original Loan re-paid by reducing the number of shares of Common Stock held by the SOFTBANK Entities that Holdings has the right to reacquire pursuant to the First
Call Right by twenty (20) shares (as adjusted pursuant to Sections 3.5(b) and (d) of the Original Loan Agreement);
and (ii) in accordance with Section 3.5(a)(ii) of that certain Loan Agreement, by and among the SOFTBANK Entities, Holdings, OptiMark and the Company (solely with respect to Section 3.5 thereof), dated as of July 23, 2003 (the "Second Loan Agreement"), pursuant to which the SOFTBANK Entities have agreed to extend credit to Holdings in the principal amount of $940,000 (the "Second Loan"), the
SOFTBANK Entities may elect, in their sole discretion, by written notice given to Holdings on or before September
22, 2003, to have the principal amount of the Second Loan re-paid by reducing the number of shares of Common
Stock held by the SOFTBANK Entities that Holdings has the right to reacquire pursuant to the First Call Right by twenty (20) shares (as adjusted pursuant to Sections 3.5(b) and (d) of the Second Loan Agreement)."

3.	Amendment of Section 5.4(a) of the Amended and Restated
Investors' Rights Agreement. The first sentence of Section 5.4(a) of the Amended and Restated Investors' Rights Agreement is hereby amended by deleting it in its entirety and replacing it with the following:

"(a)	Discretionary Call. Subject to the rights granted to
the Independent Committee in Section 5.4(d) hereof, in the event of a Company Liquidity Event on or before September 30, 2003, then Holdings shall purchase (the "Discretionary Call") 100 shares of Common Stock held by the SOFTBANK Entities (as appropriately adjusted for stock splits, reverse stock splits and stock dividends) in exchange for an aggregate consideration of (i) US$125,000 and (ii) 16,667 shares of authorized but unissued shares of the Series E Preferred Stock; provided, however, that (i) in accordance with Section 3.5(a)(ii) of the Original Loan Agreement, the SOFTBANK Entities may elect, in their sole discretion, to have the principal amount of the Original Loan re-paid by reducing the number of shares of Common
Stock held by the SOFTBANK Entities that Holdings is required to reacquire pursuant to the Discretionary Call by twenty (20) shares (as adjusted pursuant to Sections 3.5(b) and (d) of the Original Loan Agreement); and (ii) in accordance with Section 3.5(a)(ii) of the Second Loan Agreement, the SOFTBANK Entities may elect, in their sole discretion, by written notice given to Holdings on or before September 22, 2003, to have the principal amount of the Second Loan re-paid by reducing the number of shares of Common Stock held by the SOFTBANK Entities that Holdings is required to reacquire pursuant to the Discretionary Call by twenty (20) shares (as adjusted pursuant to Sections 3.5(b) and (d) of the Second Loan Agreement)."

4.	Amendment of Section 5.5(a) of the Amended and Restated
Investors' Rights Agreement. The first two sentences of Section 5.5(a) of the Amended and Restated Investors' Rights Agreement are hereby amended by deleting them in their entirety and replacing them with the following:

"(a)	Mandatory Call. In the event that: (i) none of the
options set forth in Sections 5.2 through 5.4 of this Agreement have been exercised on or before September 30, 2003; (ii) the Independent Committee no longer exists; and
(iii) no independent directors sit on the Holdings Board and, after reasonable good faith efforts by the remaining members of the Holdings Board, no independent persons qualified to serve on the Holdings Board have been found or, if found, are not willing to sit on the Holdings Board, then the Holdings Board shall engage an independent investment banking, accounting or third party valuation firm to evaluate whether or not it is in the best interests of Holdings that it purchase the shares of Common Stock held by the SOFTBANK Entities. In the event that such independent investment banking, accounting or third party valuation firm selected by the Holdings Board thereafter recommends to the Holdings Board that Holdings purchase the shares of Common Stock held by the SOFTBANK
Entities, then Holdings shall be obligated to purchase (the "Mandatory Call") on or before December 31, 2003 (the "Mandatory Call Period") 100 shares of Common Stock held by the SOFTBANK Entities (as appropriately adjusted for stock splits, reverse stock splits and stock dividends) in exchange for an aggregate consideration of (x) US$125,000 and (y) 16,667 shares of authorized but unissued shares of the Series E Preferred; provided, however, that (i) in accordance with Section 3.5(a)(ii) of the Original Loan Agreement, the SOFTBANK Entities may elect, in their sole discretion, by written notice given to Holdings on or before December 1, 2003, to have the principal amount of the Original Loan re-paid by reducing the number of shares of Common Stock held by the SOFTBANK Entities that Holdings is required to reacquire pursuant to the Mandatory Call by twenty (20) shares (as adjusted pursuant to Sections 3.5(b) and (d) of the Original Loan Agreement); and (ii) in accordance with Section 3.5(a)(ii) of the Second Loan Agreement, the SOFTBANK Entities may elect, in their sole discretion, to have the principal amount of the Second Loan re-paid by reducing the number of shares of Common
Stock held by the SOFTBANK Entities that Holdings is required to reacquire pursuant to the Mandatory Call by twenty (20) shares (as adjusted pursuant to Sections 3.5(b) and (d) of the Second Loan Agreement)."

5.	Insertion of Sections.  The following Section 5.2(d) is
inserted into the Amended and Restated Investors' Rights Agreement:

"(d) 	Any reduction (other than a reduction pursuant to Section
5.4(d) or 5.5(d)) in the number of shares of Common Stock held by the SOFTBANK Entities that Holdings has the right to reacquire pursuant to the First Call Right shall also concurrently reduce, by an equal number of shares, the number of shares of Common Stock held by the SOFTBANK
Entities that Holdings has the right to reacquire pursuant to either of the Discretionary Call or the Mandatory Call."

The following Section 5.4(d) is inserted into the Amended and Restated Investors' Rights Agreement:

"(d)	Any reduction (other than a reduction pursuant to Section
5.2(d) or 5.5(d)) in the number of shares of Common Stock held by the SOFTBANK Entities that Holdings has the right to reacquire pursuant to the Discretionary Call shall also concurrently reduce, by an equal number of shares, the number of shares of Common Stock held by the SOFTBANK Entities that Holdings has the right to reacquire pursuant to either of the First Call Right or the Mandatory Call."

The following Section 5.5(d) is inserted into the Amended and Restated Investors' Rights Agreement:

"(d)	Any reduction (other than a reduction pursuant to Section 5.2(d) or
5.4(d)) in the number of shares of Common Stock held by the SOFTBANK Entities that Holdings has the right to reacquire pursuant to the Mandatory Call shall also concurrently reduce, by an equal number of shares, the number of shares of Common Stock held by the SOFTBANK
Entities that Holdings has the right to reacquire pursuant to either of the First Call Right or the Discretionary Call."

6.	Continuing Effect of the Amended and Restated Investors'
Rights Agreement. This Amendment No. 2 to the Amended and Restated Investors' Rights Agreement shall not constitute a waiver, amendment or modification of any other provision of the Amended and Restated Investors' Rights Agreement not expressly referred to herein. Except as expressly amended or modified herein, the provisions of the Amended and Restated Investors' Rights Agreement are and shall remain in full force and effect. From and after the date hereof, all references made in the Amended and Restated Investors' Rights Agreement to "the Agreement" and "this Agreement" shall be a reference to the Amended and Restated Investors' Rights Agreement, dated as of May 3, 2002, as amended by Amendment No. 1 to the Amended and Restated Investors' Rights Agreement and this Amendment No. 2 to the Amended and Restated Investors' Rights Agreement.

7.	Governing Law.  This Amendment No. 2 to the Amended and
Restated Investors' Rights Agreement shall be governed by and construed in accordance with the laws of the State of Delaware, without regard to the principles of conflicts of law thereof.

8.	Valid and Binding.  This Amendment No. 2 to the Amended and
Restated Investors' Rights Agreement shall be binding upon and inure to the benefit of each of the Parties hereto and their respective successors and assigns.

9.	Counterparts.  This Amendment No. 2 to the Amended and
Restated Investors' Rights Agreement may be executed in any number of counterparts and by the Parties hereto in separate counterparts, each of which when so executed shall be deemed to be an original and all of which taken together shall constitute one and the same agreement.

(Signature page follows)


IN WITNESS WHEREOF, the undersigned have executed, or have caused to be executed, this Amendment No. 2 to the Amended and Restated
Investors' Rights Agreement on the date first written above.

OPTIMARK INNOVATIONS INC.


By: /s/
Name: Robert J. Warshaw
Title: President


OPTIMARK, INC.


By: /s/
Name: Robert J. Warshaw
Title: Chief Executive Officer



OPTIMARK HOLDINGS, INC.


By: /s/
Name: Robert J. Warshaw
Title: Chief Executive Officer



SOFTBANK CAPITAL PARTNERS LP


By: SOFTBANK Capital Partners LLC,
its general partner

By: /s/
Name: Steven J. Murray
Title: Admin. Member



SOFTBANK CAPITAL LP
By:  SOFTBANK Capital Partners LLC,
its general partner

By: /s/
Name: Steven J. Murray
Title: Admin. Member


SOFTBANK CAPITAL ADVISORS FUND LP


By: SOFTBANK Capital Partners LLC,
its general partner

By: /s/
Name: Steven J. Murray
Title: Admin. Member



DRAPER-FISHER JURVETSON EPLANET
VENTURES, L.P.


By: Draper Fisher Jurvetson ePlanet Partners, Ltd.,
its general partner

By: /s/
Name: Francis. X. Egan
Title: Vice President


DRAPER FISHER JURVETSON EPLANET
PARTNERS FUND, LLC


By: /s/
Name: Francis X. Egan
Title: Vice President


DRAPER FISHER JURVETSON EPLANET
VENTURES GMBH & CO. KG


By: Draper Fisher Jurvetson ePlanet SLP Germany,
Ltd., its special limited partner

By: /s/
Name: Francis X. Egan
Title: Vice President


(Signature page to Amendment No. 2 to Amended and Restated
Investors' Rights Agreement)